Contact:	Ray Harlin
Chief Financial Officer
(423) 510-3323

U.S. XPRESS ENTERPRISES COMPLETES ACQUISITION OF MINORITY INTEREST
IN ARNOLD TRANSPORTATION

CHATTANOOGA, Tenn. – (December 8, 2004) – U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) today announced it has completed the acquisition of a 49% interest in Arnold Transportation Services, Inc. for $6.2 million in cash.

    Arnold’s management team, led by President and Chief Executive Officer Mike Walters, now has 51% ownership of Arnold and is expected to remain in place. U.S. Xpress has 49% ownership of Arnold and minority representation on the board of directors, as well as a three-year option to purchase management’s interest at a specified price based on the current transaction price and a specified annual return. After three years, the management group would have a similar option to buy out U.S. Xpress’ interest in Arnold. Arnold will operate independently from U.S. Xpress utilizing Arnold’s current facilities.

    U.S. Xpress will not guarantee or be obligated on any of the borrowings or other obligations of Arnold. U.S. Xpress does not expect to consolidate Arnold’s financial results and anticipates accounting for the post-transaction operations using the equity method of accounting.

    U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue. The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floorcovering industry and provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of 81 locations in North America. The Company also offers logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company. Please visit the Company’s website at www.usxpress.com.

    Arnold Transportation Services, Inc. is a privately held dry van truckload carrier headquartered in Jacksonville, Florida, and offers regional, dedicated and medium length of haul service primarily in the Northeast, Southeast, and Southwest United States.

    This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, and is subject to risks and uncertainties that could cause actual results to differ materially from those projected or described. Statements that constitute forward-looking statements are usually identified by words such as “anticipates,” believes,” “estimates,” “projects,” “expects,” “plans,” “intends,” or similar expressions. Such statements include, but are not limited to, statements concerning Arnold’s expected financial results; the transaction itself; the closing schedule for the transaction; the financing for the transaction; post-transaction ownership, management, operation, and potential benefits; and the strategies and future results of U.S. Xpress with regard to the transaction and Arnold, as well as with regard to its own operations. Forward-looking statements are based upon the current beliefs and expectations of U.S. Xpress’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that U.S. Xpress will exercise its option earlier than anticipated and the consequent effects on its financial position and results of operations; the risk that U.S. Xpress will not exercise its option at all; the risk that Arnold’s management will exercise its option to buy out U.S. Xpress after three years; the risk of significant financial leverage at Arnold; the risk that post-transaction benefits will be delayed or not realized at all; and the business and other risks disclosed from time-to-time in the filings made with the SEC by U.S. Xpress as applied to both U.S. Xpress and Arnold. Readers are urged to carefully review and consider the various disclosures made by U.S. Xpress Enterprises, Inc. in this and other press releases and in filings with the SEC.

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